FOR IMMEDIATE RELEASE

February 27, 2017

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Investor Relations
PR@citizensinc.com

CITIZENS, INC. ANNOUNCES NEW BOARD MEMBER

AUSTIN, TX – February 27, 2017 – Citizens, Inc. (NYSE: CIA) today announced that Frank Keating, the former governor of Oklahoma, has been unanimously appointed as a director, effective immediately.

“We are thrilled that Gov. Keating is able to join Citizens’ Board,” said Dr. Robert Sloan, Chairman of Citizens’ Board of Directors. “Today’s announcement is another significant step for Citizens. In addition to his proven record as a leader and public servant, Gov. Keating brings valuable experience in life insurance, compliance, law enforcement and corporate governance. I look forward to serving alongside Gov. Keating.”

Gov. Keating is a partner at the law firm of Holland & Knight, LLP. Gov. Keating has held significant leadership positions in both the public and private sectors. In addition to serving as Governor of Oklahoma, his impressive career includes serving as CEO of the American Bankers Association and prior to that President and CEO of the American Council of Life Insurers, the trade association for the life insurance and retirement security industry. He also has served as assistant secretary of the Treasury and associate attorney general under President Ronald Reagan. He was later general counsel and acting deputy secretary for the Department of Housing and Urban Development (HUD) under President George H.W. Bush. During his tenure at the Treasury Department and HUD, he worked on significant issues affecting the banking, insurance and the financial services industries. His law enforcement career included serving as the U.S. attorney for the Northern District of Oklahoma and as an FBI agent.

Mr. Keating filled the open Board seat vacated by former director Tim Timmerman, having been elected by the currently serving Class A directors in accordance with the Colorado Business Corporation Act and Citizens’ bylaws. At the time of this announcement, Mr. Keating has not been appointed to serve on any committees of the Board.

“It is an honor that Gov. Keating has agreed to serve on Citizens’ board,” said Dr. E. Dean Gage, the Chairman of the Citizens’ Nominating and Corporate Governance Committee. “Gov. Keating’s experience will be a tremendous asset to the Citizens’ board and executive team. My personal interaction with Gov. Keating has confirmed for me that he is an accomplished statesman, leader and lawyer who embodies the character and competency required to serve on a publicly traded company’s board of directors.”

Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company utilizes a three-pronged strategy for growth based upon worldwide sales of U.S. Dollar-denominated whole life cash value insurance policies, life insurance product sales in the U.S. and the acquisition of other U.S.-based life insurance companies.

This press release may contain forward-looking statements as defined in the U.S. federal securities laws, which can be identified by words such as “may,” “will,” “expect,” “anticipate” or “continue” or comparable words. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated or implied by the forward-looking statements, including the “Risk Factors” and similar disclosure described in Citizens’ Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Reports on Form 10-Q and other periodic filings with the Securities and Exchange Commission. You should not unduly rely on forward-looking statements, which speak only as of the date they are made. Citizens undertakes no duty or obligation to update or revise any forward-looking statement as a result of new information, future events or changes in the Company’s expectations. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.